UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 23, 2019
Date of Report
(Date of earliest event reported)
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Core-Mark Holding Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 23, 2019, the Board of Directors (the “Board”) of Core-Mark Holding Company, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Mr. Rocky Dewbre, 53, to the Board as an independent director. Mr. Dewbre is the Chief Executive Officer of Empire Petroleum Partners, LLC in Dallas, Texas, and served as a Board member for CST Brands, Inc. from 2016 until 2017 when it was acquired by Couche-Tard. Prior to CST Brands’ Board, Mr. Dewbre served as Executive Vice President at SUNOCO LP from 2014 to 2015. From 1999 until 2014, Mr. Dewbre served in a variety of leadership positions at Susser Holdings Corporation.

The size of Core-Mark’s Board was increased from nine to ten members in connection with this new appointment.

Mr. Dewbre will receive the Company’s standard non-employee director compensation package, which includes an annual retainer of $80,000. As part of the standard package, Mr. Dewbre also received a grant of 2,742 restricted stock units under the Company’s 2010 Long-Term Incentive Plan (having a value on the date of grant of approximately $80,000). The RSU award fully vests on January 1, 2020.

A copy of the press release announcing the appointment of Mr. Dewbre is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an exhibit to this report:

Number	Description
99.1	Press Release of Core-Mark Holding Company, Inc., dated January 25, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: January 25, 2019	By:	/s/ Scott E. McPherson
	Name:	Scott E. McPherson
	Title:	President, Chief Executive Officer and Director

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